As filed with the Securities and Exchange Commission on June 12, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CABOT MICROELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-4324765
(State of Incorporation)	(IRS Employer Identification No.)
870 North Commons Drive
Aurora, Illinois 60504
(630) 375-6631
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (as amended)
(Full Title of the Plan)

H. Carol Bernstein
Vice President, Secretary and General Counsel
870 North Commons Drive
Aurora, Illinois 60504
(630) 375-5461
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (2)

Common Stock par value $.001 per share	43,443.00	$104.99	$4,561,080.57	$552.80

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Cabot Microelectronics Corporation (“Cabot Microelectronics”) common stock, par value $0.001 per share (“CMC Common Stock”), which become issuable under the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan, as amended (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of CMC Common Stock.

(2)
Represents the number of shares of CMC Common Stock reserved for issuance as a result of the conversion of restricted stock unit awards relating to shares of common stock of KMG Chemicals, Inc. (“KMG”), par value $0.01 per share (“KMG Common Stock”), (each, a “KMG Equity Award”) granted on or following August 14, 2018 and outstanding as of immediately prior to the effective time of the merger into restricted stock unit awards relating to shares of CMC Common Stock.

(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based on the average of the high and low prices of a share of CMC Common Stock as reported on the NASDAQ Global Select Market on June 7, 2019.

(4)
This Registration Statement registers additional shares of CMC Common Stock issuable pursuant to the same employee benefit plan for which Registration Statement No. 333-179955 is currently effective. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.

EXPLANATORY NOTE

Pursuant to the Agreement and Plan of Merger, dated as of August 14, 2018 (the “merger agreement”), by and among Cabot Microelectronics, KMG and Cobalt Merger Sub Corporation, a Texas corporation and a wholly owned subsidiary of Cabot Microelectronics (“Merger Sub”), Merger Sub merged with and into KMG, with KMG becoming a direct, wholly owned subsidiary of Cabot Microelectronics (the “merger”). In connection with the merger, and as of the effective time of the merger (the “Effective Time”), each KMG Equity Award granted on or following August 14, 2018 was converted into a corresponding award relating to shares of CMC Common Stock subject to the terms of the applicable award agreement. Section 6.6 of the Plan permits Cabot Microelectronics to grant awards to person who became employees, directors or advisors in connection with the merger for equity incentives held by them in KMG. This registration statement has been filed for the purpose of registering CMC Common Stock issuable upon the exercise of such awards.

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-179955 are incorporated herein by reference, to the extent not amended hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We have filed with the Commission and hereby incorporate by reference the following documents:

(a)	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the Commission on November 13, 2018;
(b)
Our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2018 filed with the Commission on February 11, 2019 and for the quarter ended March 31, 2019 filed with the Commission on May 10, 2019;

(c)
Current Reports on Form 8-K filed on November 15, 2018 (as amended by the Form 8-K/A filed on January 31, 2019), December 7, 2018, January 24, 2019, March 6, 2019 and March 7, 2019 (excluding any information furnished under Items 2.02, 7.01 and 9.01 thereof); and

(d)	The description of CMC Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 3, 2000.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all shares of CMC Common Stock subject to the Plan have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by us under Items 2.02 or 7.01 of any current report on Form 8-K that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our bylaws and our certificate of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Cabot Microelectronics, or is or was serving at the request of Cabot Microelectronics as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

As permitted by section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

We maintain primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION
3.1
(Third) Amended and Restated By-Laws of Cabot Microelectronics Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 7, 2017).

3.2
Form of Amended and Restated Certificate of Incorporation of Cabot Microelectronics Corporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on March 27, 2000).

4.1
Form of Cabot Microelectronics Corporation Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on April 3, 2000).

4.2
Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan, as amended effective March 7, 2017 (incorporated by reference to Exhibit 10.61 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 5, 2017).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).
23.3	Consent of KPMG, LLP (Independent Registered Public Accounting Firm).
24.1	Power of Attorney (included in the signature page to this Registration Statement).

Item 9. Undertakings.

(a) The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on June 12, 2019.
CABOT MICROELECTRONICS CORPORATION

By:	/s/ Scott D. Beamer
Scott D. Beamer
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of the registrant whose individual signature appears below hereby appoints David H. Li, Scott. D. Beamer and H. Carol Bernstein, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William P. Noglows*	Chairman of the Board	June 12, 2019
William P. Noglows

/s/ David H. Li	Director, President and Chief Executive Officer (Principal Executive Officer)	June 12, 2019
David H. Li

/s/ Richard S. Hill*	Director	June 12, 2019
Richard S. Hill

/s/ Barbara A. Klein*	Director	June 12, 2019
Barbara A. Klein

/s/ Paul J. Reilly*	Director	June 12, 2019
Paul J. Reilly

/s/ Susan M. Whitney*	Director	June 12, 2019
Susan M. Whitney

/s/ Geoffrey Wild*	Director	June 12, 2019
Geoffrey Wild

/s/ Scott D. Beamer*	Vice President and Chief Financial Officer (Principal Financial Officer)	June 12, 2019
Scott D. Beamer

/s/ Thomas S. Roman	Principal Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 12, 2019
Thomas S. Roman
* by H. Carol Bernstein as Attorney-in-fact

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
3.1
(Third) Amended and Restated By-Laws of Cabot Microelectronics Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 7, 2017).

3.2
Form of Amended and Restated Certificate of Incorporation of Cabot Microelectronics Corporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on March 27, 2000).

4.1
Form of Cabot Microelectronics Corporation Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-95093) filed with the Commission on April 3, 2000).

4.2
Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan, as amended effective March 7, 2017 (incorporated by reference to Exhibit 10.61 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 5, 2017).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).
23.3	Consent of KPMG, LLP (Independent Registered Public Accounting Firm).
24.1	Power of Attorney (included in the signature page to this Registration Statement).